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Biogen Idec Q1 2008 Earnings Conference Call and Webcast April 23rd 2008

This presentation includes forward-looking statements about: our 2008 guidance and our financial and operational goals through 2010 our expected revenues, earnings, and cash flows the size and growth of the markets for our products, estimates of sales for our products, our expected filings with regulatory agencies, the anticipated development and timing of programs in our clinical pipeline our external business development initiatives the sales potential of TYSABRI(r) Each forward-looking statement is subject to risks and uncertainties that could cause actual results to differ materially from those that we express or imply. Important factors that could cause our actual results to differ include our continued dependence on our two principal products, AVONEX(r) and RITUXAN(r), the uncertainty of success in commercializing other products including TYSABRI(r), the occurrence of adverse safety events with our products, the consequences of the nomination of directors for election to our Board by an activist shareholder, the failure to execute our growth strategy successfully or to compete effectively in our markets, our dependence on collaborations over which we may not always have full control, possible adverse impact of government regulation and changes in the availability of reimbursement for our products, problems with our manufacturing processes and our reliance on third parties, fluctuations in our operating results, our ability to protect our intellectual property rights and the cost of doing so, the risks of doing business internationally and the other risks and uncertainties that are described in Item 1.A. Risk Factors in our annual report on Form 10-K, in our quarterly reports on Form 10-Q and in other periodic and current reports we file with the SEC. These forward-looking statements speak only as of the date of this presentation, and we do not undertake any obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise. Biogen Idec and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of Biogen Idec in connection with the Company's 2008 annual meeting of stockholders. On April 18, 2008, Biogen Idec filed a preliminary proxy statement with the Securities and Exchange Commission (the "SEC") and will file a definitive proxy statement and other materials concerning the proposals to be presented at the Company's 2008 annual meeting. Information concerning the interests of participants in the solicitation of proxies is included in the proxy statement. THE PROXY STATEMENT CONTAINS IMPORTANT INFORMATION ABOUT BIOGEN IDEC AND THE 2008 ANNUAL MEETING OF STOCKHOLDERS. Biogen Idec's stockholders are advised to read carefully the proxy statement, and any amendments or supplements thereto, and other materials filed by Biogen Idec in connection with the Company's 2008 annual meeting of stockholders, when available, before making any voting or investment decision. The Company's proxy statement and other materials, as well as the annual, quarterly and special reports filed with the SEC, when available, can be obtained free of charge at the SEC's web site at www.sec.gov or from Biogen Idec at www.biogenidec.com. The Company's definitive proxy statement and other materials will also be available for free by writing to Biogen Idec Inc., 14 Cambridge Center, Cambridge, MA 02142 or by contacting our proxy solicitor, Innisfree M&A Incorporated, by toll-free telephone at (877) 750-5836 or by e-mail at info@innisfreema.com. Forward Looking and Proxy Solicitation Statements

Q1 2008 Earnings Call Agenda Introduction Elizabeth Woo, Vice President, Investor Relations Overview Jim Mullen, Chief Executive Officer MS Franchise Update Bill Sibold, Senior Vice President, US Neurology R&D Update Cecil Pickett, President R&D Financial Performance Paul Clancy, Chief Financial Officer Q&A

James Mullen Chief Executive Officer Business Overview

Q1 2008 Overview Robust Financial Performance Revenues +32% y/y GAAP diluted EPS +42% y/y Non-GAAP diluted EPS +41% y/y Outstanding Product Performance Revenues to BIIB from RITUXAN(r) of $247 million, +19% y/y AVONEX worldwide revenues of $536 million, +19% y/y TYSABRI(r) global end user sales exiting Q1 at run rate over $600 million annually Pipeline Advancing 15 products in Phase 2 and beyond Five novel compounds expected in registrational trials by year end 2008 Multiple data readouts by year end Raising FY 2008 Guidance Outstanding start to 2008 and toward 2010 Goals Note: See Table 3 from Biogen Idec's Q1'08 earnings press release or slide 28 in this presentation for reconciliation of GAAP diluted EPS to non-GAAP diluted EPS.

Bill Sibold Senior Vice President MS Franchise Update

Leading Multiple Sclerosis Franchise AVONEX(r) - #1 prescribed MS therapy worldwide TYSABRI(r) - New level of efficacy Pipeline - Best and broadest for the future

Most prescribed MS therapy & 11 years as market leader Q4-06 Q1-07 Q2-07 Q3-07 Q4-07 Q1-08 AVONEX U.S. Sales (in $ millions) 261 270 269.6 266.4 279 308 AVONEX International Sales (in $ millions) 178 179 192 189 223.5 228 +19% Global Revenue Growth AVONEX(r) ... Disrupts Disease Not Patients' Lives

TYSABRI® Safety and Utilization

TYSABRI (natalizumab)

- Utilization as of end of March 2008: **Over 26,000 patients on TYSABRI® therapy worldwide**
  - U.S. Commercial: ~15,300 patients on commercial therapy
  - International Commercial: >10,200 patients on commercial therapy
  - Clinical Trials: >600 patients on therapy in clinical trials

Current Utilization Data as of:	Early Feb 2007	Mid Apr 2007	Late May 2007	Mid July 2007	End of Sept 2007	End of Dec 2007	End of Mar 2008
Update venue	BIIB / ELN Q4-06 earnings	BIIB / ELN Q1-07 earnings	BIIB Annual Sharehldr Mtg	One Year Anniv & BIIB / ELN Q2-07	ECTRIMS & BIIB / ELN Q3-07	JPMorgan HC Conf	AAN & BIIB / ELN Q1-07 earnings
U.S. commercial patients on therapy	5,000	6,600	7,600	8,600	10,500	12,900	15,300
International commercial patients on therapy	1,600	2,500	3,200	4,300	5,500	7,500	10,200
Total commercial & clinical trial patients on therapy	**7,500**	**10,000**	**12,000**	**14,000**	**17,000**	**21,100**	**26,000**
Prescribing physicians in the U.S.	1,300	1,500	1,700	1,800	2,100	2,500	2,750
Weeks from prior update	--	9 weeks	6 weeks	7 weeks	11 weeks	13 weeks	13 Weeks

- Safety in the clinical trial and post-marketing settings as of end of March 2008: ~36,700 patients ever exposed
  - ~9,900 patients exposed for at least one year
  - ~3,600 patients exposed for at least 18 months
  - **No cases of PML since re-launch in US and launch Internationally in July 2006**

Cumulative Safety Data as of:	Feb 23, 2007	May 23, 2007	Aug 23, 2007	Mid Dec 2007	End of Mar 2008
Update venue	2007 AAN Meeting	2007 ENS Meeting	2007 ECTRIMS Meeting	2008 JPMorgan HCC	2008 AAN Meeting
Cumulative total patient exposure	18,000	21,000	26,200	30,900	36,700
Patients on therapy for one year	--	--	--	6,300	9,900
Patients on therapy for 18 months	--	--	--	--	3,600

Note: Most recent TYSABRI® updates – Utilization and safety: 2008 American Academy of Neurology meeting. Numbers are approximate.

elan

biogen idec

Page 9 April 23, 2008

TYSABRI(r) U.S. Source of Patients Since Launch ~4 out of 5 TYSABRI(r) patients in the US are new to the Biogen Idec MS franchise Avonex BCRs Non-ABCRs East 1 2.25 1.75 AVONEX(r) 20% Switchers from BETASERON(r), COPAXONE(r) and REBIF(r) 45% New to Market 35% Includes Returning quitters Non-ABCR therapies Naive patients Note: BETASERON is a trademark of Bayer HealthCare Pharmaceuticals Inc.; REBIF is a trademark of Ares Trading S.A.; COPAXONE is a trademark of Teva Pharmaceutical Industries Ltd. Single largest source of TYSABRI(r) patients is COPAXONE(r)

TYSABRI(r) approved in more than 30 countries Launched countries listed in dark blue Launched in 24 countries:

TYSABRI(r) Global Sales TYSABRI End Patient Revenue Q3-06 Q4-06 Q1-07 Q2-07 Q3-07 Q4-07 Q1-08 U.S. 5.4 23 35.8 46.8 58.5 76.4 86.3 International 2.7 7.2 12.7 25.2 34.8 52.7 73.4 $30 >$600 million annual run rate $8 $48 $72 $93 $129 $160

Cecil Pickett President R&D R&D Update

Recent Clinical Pipeline Progress New indication launch TYSABRI(r) for Crohn's disease launched in US Data readouts RITUXAN(r) Phase 3 OLYMPUS study in PPMS missed primary endpoint TYSABRI(r) PLEX study of plasma exchange more rapidly restored leukocyte transmigration ex vivo TYSABRI(r) safety and utilization updated at AAN Five registration stage programs by year-end 2008 Lumiliximab (anti-CD23 MAb) in CLL Galiximab (anti-CD80 MAb) in NHL BG-12 in relapsing remitting MS Lixivaptan in hyponatremia / heart failure Adentri in acute decompensated congestive heart failure Expected to start by YE 2008

Recent Pipeline Progress Continued

- Other pipeline progress
  - Enrollment completed
    - RITUXAN® Phase 3 LUNAR in lupus nephritis
    - Baminercept alfa Ph2b RESPOND in DMARD-IR RA
  - First Patient enrolled
    - Daclizumab Phase 2 SELECT monotherapy in RRMS
    - Volociximab Phase 2 combination in ovarian cancer
    - Hsp90i Phase 2 in GIST
    - Anti-IGF-1R Phase 1 in solid tumors
  - Program initiated
    - Anti-malarial mefloquine program for PML mitigation IND filed
    - TYSABRI® multiple myeloma active IND
    - Anti-Cripto-DM4 solid tumors active IND

- Development publication
  - Neublastin *in vitro* study published in *Nature Neuroscience*
    - Promoted regeneration of damaged sensory nerve cells
    - Restored sensory and motor function

- Upcoming scientific meetings
  - Abstracts accepted for ASCO and EULAR

biogen idec

Page 15 April 23, 2008

Pipeline Data Readouts Expected for 2008 H1 2008 H2 2008 Ph. 2b Ph. 2a Ph. 1/2 Ph. 1/2 Ph. 2 Ph. 3 Baminercept alfa RA BIIB14 Parkinson's Disease rFactor IX Hemophilia Hsp90i GI Stromal Tumors Volociximab Ovarian RITUXAN(r) CLL RITUXAN(r) RA DMARD IR RITUXAN(r) PPMS RITUXAN(r) Lupus (SLE) Ph. 3 Ph. 2/3 Ph. 2/3

Systemic Lupus Erythematosus in the US



Seizures
Psychosis
Neurologic
Pericarditis
Pleuritis
Cardio-pulmonary
Anti-DNA
Anti-Ro
Anti-Sm
Immunologic
Arthritis
Joint
Dermatologic
Malar rash
Discoid rash
Photosensitivity
Renal
Nephritis
Minimal change
Mesangial
FSGN
PGN
Membranous
Hematologic
Vasculitis
Anemia
Thrombocytopenia
Leukopenia

- Chronic autoimmune disorder which may affect virtually any part of the body and can range in severity from mild to life-threatening
  - ~30% have renal involvement
  - Average of 2.6 organs involved
- An estimated 425,000 diagnosed patients in US
- High unmet need due to limited efficacy of current therapies
- Long-term use of current drugs such as Cytoxan have poor safety profile



630K Lupus Prevalence
425K Diagnosed
300K SLE
Mod/Severe
50%
150K
70%
130K
190K
30% LN
2007
Lupus Nephritis
SLE

Sources: Datamonitor, Decision Resources

Page 17 April 23, 2008

biogen idec

Biogen Idec Pipeline

NEUROLOGY

	Pre-Clinical	Phase 1	Phase 2	Phase 3	Market
AVONEX	Multiple sclerosis				
TYSABRI	Multiple sclerosis				
BG-12	Multiple sclerosis				
RITUXAN/ Ocrelizumab	Multiple sclerosis				
Daclizumab	Multiple sclerosis				
CDP323	Multiple sclerosis				
BIIB014	Parkinson's disease				
Neublastin	Pain				
LINGO	MS				

ONCOLOGY

	Pre-Clinical	Phase 1	Phase 2	Phase 3	Market
RITUXAN	NHL & CLL				
Anti-CD80 (galiximab)	NHL				
Anti-CD23 (lumiliximab)	CLL				
M200 / anti-α5β1 (volociximab)	Solid tumors				
Hsp90 Inhibitor (BIIB021)	Solid tumors				
Anti-IGF-1R (BIIB022)	Solid				
Anti-Cripto-DM4 (BIIB015)	Solid				
TYSABRI (natalizumab)	Onco				
MMK Inhibitor	Solid				
Raf Inhibitor	Solid				

IMMUNOLOGY

	Pre-Clinical	Phase 1	Phase 2	Phase 3	Market
RITUXAN	Rheumatoid arthritis				
FUMADERM	Psoriasis				
TYSABRI	Crohn's disease				
RITUXAN	Lupus				
Ocrelizumab (2nd gen. anti-CD20 MAb)	Rheumatoid arthritis				
LTβR-Fc (Baminercept)	Rheumatoid arthritis				
Anti-CD40L	SLE				
Anti-TWEAK	RA				

CARDIOPULMONARY & EMERGING AREAS

	Pre-Clinical	Phase 1	Phase 2	Phase 3	Market
Lixivaptan	Heart Failure / Hyponatremia				
ADENTRI	Heart Failure				
Aviptadil	PAH				
Long Acting rFactor IX	Hem B				
Long Acting rFactor VIII	Hem A				

Internal and Licensed Programs

Collaboration and Partnered Programs

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Page 18 April 23, 2008

Paul Clancy Chief Financial Officer Financial Performance

Q1 2008 Financial Performance Revenue growth of 32% year over year GAAP diluted EPS growth of 42% year over year Non-GAAP diluted EPS growth of 41% year over year Raising 2008 financial guidance On track for achieving 2010 goals Note: See Table 3 from Biogen Idec's Q1'08 earnings press release or slide 28 in this presentation for reconciliation of GAAP diluted EPS to non-GAAP diluted EPS.

AVONEX(r) & RITUXAN(r) Revenue Growth Q4-06 Q1-07 Q2-07 Q3-07 Q4-07 Q1-08 AVONEX Worldwide Sales (in $ millions) 439 449 461.6 454.9 502.5 536.1 Q4-06 Q1-07 Q2-07 Q3-07 Q4-07 Q1-08 BIIB Revenue (in $ millions) 218 207 230.6 234.6 253.7 247 US Net Sales (in $ millions) 560 535 582 572 596 605 AVONEX(r) RITUXAN(r) +19% +19% +13%

Robust Products 2004 2005 2006 2007 2008E Based on Q1-08 Run Rate AVONEX 1417.2 1543.1 1706.7 1867.842 2144 RITUXAN 615.7 708.9 810.9 926.098 989 TYSABRI 3.1 4.7 35.8 229.844 459 Revenue to Biogen Idec Expand into new geographic regions Maintain competitive position in the "ABCR" market Increase penetration in TNF-IR RA File & launch in DMARD-IR RA Expand label into other autoimmune indications 100,000 patients by year-end 2010 2010 Commercial Goals

Q1 2008 Financial Worksheet Revenues ($ millions) Q1 2007 Q1 2008 %D Notes AVONEX(r) U.S. Revenues $270 $308 14% AVONEX(r) International Revenues $179 $228 27% Total AVONEX(r) Sales $449 $536 19% TYSABRI(r) Revenue to BIIB $30 $115 283% Total Product Sales $484 $665 37% Revenue from Unconsolidated Joint Business [RITUXAN(r)] $207 $247 19% Royalties $23 $24 4% Total Revenue $716 $942 32%

Q1 2008 Financial Worksheet Costs and Expenses ($ millions) Q1 2007 Q1 2008 %D Notes Non-GAAP Cost of Sales1 $82 $101 23% % of Product Sales 16.9% 15.2% Non-GAAP R&D Expenses2 $188 $255 36% % of Total Revenues 26.3% 27.1% Non-GAAP SG&A Expenses3 $182 $213 17% % of Total Revenues 25.4% 22.6% Collaboration Profit (Loss) Sharing [TYSABRI(r)] ($5.6) $21.4 na For Q1'07 and Q1'08 there were no adjustments between GAAP and non-GAAP COGS. For Q1'07 GAAP R&D expense was $191 million and 26.7% of Total Revenues, non-GAAP R&D expense excludes $3.0 million in stock option expense. For Q1'08 GAAP R&D expense was $258 million and 27.4% of Total Revenues, non-GAAP R&D expense excludes $0.8 million related to the FIN46 consolidation of Cardiokine and Neurimmune and $2.7 million in stock option expense. For Q1'07 GAAP SG&A expense was $188 million and 26.3% of Total Revenues, non-GAAP SG&A expense excludes $0.1 million in restructuring and $6.1 million in stock option expense. For Q1'08 GAAP SG&A expense was $216 million and 22.9% of Total Revenues, non-GAAP SG&A expense excludes $3.1 million in stock option expense.

Q1 2008 Financial Worksheet Other Selected Financials ($ millions except EPS) Q1 2007 Q1 2008 %D Notes Other income, net1 $22 ($0.5) na Non-GAAP Tax Rate2 30.4% 28.9% Non-GAAP Net Income3 $202 $250 24% Weighted average shares used in calculating diluted EPS (millions) 344.1 299.5 Non-GAAP EPS3 $0.59 $0.83 41% For Q1'07 other income, net there were no adjustments between GAAP and non-GAAP. For Q1'08 GAAP other income, net was $0.4 million, and non-GAAP other income, net excludes $0.8 million related to the FIN46 consolidation of Cardiokine and Neurimmune. For Q1'07 GAAP tax rate was 35.4%. For Q1'08 GAAP tax rate was 33.8%. The difference between the GAAP and non-GAAP tax rate for all periods is a result of the cumulative effects of the reconciliation that can be found on Table 3 from Biogen Idec's Q1'08 earnings press release or the end of this presentation and the footnotes to the prior slide of this presentation. See Table 3 from Biogen Idec's Q1'08 earnings press release or the end of this presentation for the most directly comparable GAAP net income and diluted GAAP EPS, with a reconciliation to the non-GAAP net income and diluted non-GAAP EPS.

Financial Guidance Raising guidance for 2008 Total revenue growth of approximately 20% over 2007 as TYSABRI market penetration continues Operating expenses Margins similar to previous guidance Total non-GAAP R&D and SG&A expenses to be in the range of $2 billion Non-GAAP tax rate expected to be 28% - 30% Non-GAAP diluted EPS in the range of $3.25 - $3.45 Represents growth consistent with stated goal of achieving 20% non-GAAP EPS compound annual growth through 2010 GAAP diluted EPS guidance $2.28 - $2.48 Note: In order to reconcile the 2008 GAAP and non-GAAP guidance, we have excluded the following items from non-GAAP diluted EPS guidance provided above: 1) Purchase accounting charges, including amortization of acquired intangible assets and IPR&D, is estimated to be $340 million pre-tax, or approximately $0.92 per share after-tax, for already completed transactions; 2) Stock option expense due to SFAS 123R in 2008 is estimated to be approximately $20 million pre-tax (including approximately $4 million in R&D and approximately $16 million in SG&A), or approximately $0.05 per share after-tax. 3) The difference between the GAAP and non-GAAP tax rate is a result of the cumulative effects of the reconciliations listed above.

Questions & Answers

GAAP to non-GAAP Reconciliation Diluted EPS and Net Income: Q1 2008

GAAP to non-GAAP Reconciliation Diluted EPS and Net Income: Five Year History Notes: The non-GAAP financial measures presented in this table are utilized by Biogen Idec management to gain an understanding of the comparative financial performance of the Company. Our non- GAAP financial measures are defined as reported, or GAAP, values excluding (1) purchase accounting and merger-related adjustments, (2) stock option expense and the cumulative effect of an accounting change relating to the initial adoption of SFAS No. 123R and (3) other items. Our management uses these non-GAAP financial measures to establish financial goals and to gain an understanding of the comparative financial performance of the Company from year to year and quarter to quarter. Accordingly, we believe investors' understanding of the Company's financial performance is enhanced as a result of our disclosing these non-GAAP financial measures. Non-GAAP net income and non-GAAP diluted EPS should not be viewed in isolation or as a substitute for reported, or GAAP, net income and diluted EPS. The GAAP figures reflect: * 2004 and beyond - the combined Biogen Idec * 2003 - a full year of IDEC Pharmaceuticals and 7 weeks of the former Biogen, Inc. (for the period 11/13/03 through 12/31/03) Numbers may not foot due to rounding. Source: Biogen Idec Annual Reports, 10-K filings and earnings press releases (FY 2003-2007).